UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 3, 2015

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Binney Street Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 621-7722
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On June 3, 2015, at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Ironwood Pharmaceuticals, Inc. (the “Company”), the stockholders of the Company voted on the following proposals:

•                  Re-election of three Class II directors of the Company, each to serve a three-year term; and

•                  Ratification of the audit committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015.

The final voting results for the Annual Meeting are as follows:

1.                                      The stockholders re-elected George H. Conrades, Lawrence S. Olanoff and Douglas E. Williams as Class II directors, each to serve on the board of directors of the Company for a three-year term until the annual meeting of stockholders to be held in 2018 or until his successor is duly elected and qualified or until his death, resignation or removal, based on the following votes:

Director Nominee	For	Withheld	Broker Non-Votes

George H. Conrades	114,505,513	666,478	9,397,891

Lawrence S. Olanoff	114,969,713	202,278	9,397,891

Douglas E. Williams	114,704,921	467,070	9,397,891

2.                                      The stockholders ratified the audit committee’s selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2015, based on the following votes:

For	Against	Abstain	Broker Non-Votes

124,397,801	112,011	60,070	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: June 5, 2015	By:	/s/ Halley E. Gilbert
		Name:	Halley E. Gilbert
		Title:	Senior Vice President, Chief Legal Officer and Secretary